Exhibit 10.27

AGREEMENT OF LEASE

by and between

COLUMBIA GATEWAY S-28, L.L.C.

and

OSIRIS THERAPEUTICS, INC.

(7015 Albert Einstein Drive, Columbia, Maryland 21044)

AGREEMENT OF LEASE

COLUMBIA GATEWAY S-28, L.L.C.

OSIRIS THERAPEUTICS, INC.

TABLE OF CONTENTS

Table of Contents

1.	Definitions and Attachments
2.	Demise
3.	Term
4.	Letter of Credit
5.	Use
6.	Rent
7.	Requirements of Applicable Law
8.	Certificate of Occupancy
9.	Contest-Statute, Ordinance, Etc.
10.	Tenant’s Improvements
11.	Repairs and Maintenance
12.	Conduct on Premises
13.	Insurance
14.	Rules and Regulations
15.	Mechanics’ Liens
16.	Tenant’s Failure to Repair
17.	Property — Loss, Damage
18.	Destruction — Fire or Other Casualty
19.	Eminent Domain
20.	Assignment
21.	Default; Remedies; Bankruptcy of Tenant
22.	Damages
23.	Services and Utilities
24.	Electric Current
25.	Telephone and Telecommunications
26.	Intentionally Left Blank
27.	Inability to Perform
28.	No Waivers
29.	Access to Premises and Change in Services
30.	Estoppel Certificates
31.	Subordination
32.	Attornment
33.	Notices
34.	Intentionally Left Blank
35.	Tenant’s Space
36.	Quiet Enjoyment
37.	Vacation of Premises
38.	Members’ Liability
39.	Separability
40.	Indemnification
41.	Captions
42.	Brokers
43.	Recordation
44.	Successors and Assigns
45.	Integration of Agreements
46.	Hazardous Material; Indemnity
47.	Americans With Disabilities Act
48.	Several Liability
49.	Financial Statements
50.	Definition of Day and Days
51.	Tenant’s Anti-Terrorism Representation

52.	Exterior Signage
53.	Telecommunications Equipment
54.	Parking
55.	Tenant’s Termination Right

ii

AGREEMENT OF LEASE

                THIS AGREEMENT OF LEASE (this “Lease”) made this ______________ day of ______________________, 2006, by and between COLUMBIA GATEWAY S-28, L.L.C. (the “Landlord”) and OSIRIS THERAPEUTICS, INC. (the “Tenant”), witnesseth that the parties hereby agree as follows:

BACKGROUND

                Landlord leased the Premises (as herein defined) to Broadwing Corporation (“Broadwing”) pursuant to a lease which is scheduled to expire on May 31, 2009 (the “Broadwing Lease”). Broadwing has determined that it will not exercise its renewal rights under the Broadwing Lease. On or before the date hereof, Tenant entered into a sublease for the Premises with Broadwing (the “Broadwing Sublease”) for the remainder of the term of the Broadwing Lease.  As a condition to entering into the Broadwing Sublease, Tenant requested Landlord and Landlord agreed to enter into this direct lease between Landlord and Tenant which is intended to commence immediately upon the termination or sooner expiration of the Broadwing Lease, on the terms and conditions set forth herein.

W I T N E S S E T H:

                THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

1.             Definitions and Attachments.

                1.1           Certain Defined Terms.

                1.1.1        “Building” means the office building known as located at 7015 Albert Einstein Drive, Columbia, Maryland 21044, which is located within Howard County, Maryland.

                1.1.2        “Rentable Area of the Building” and “Rentable Area of the Premises” mean 61,203 rentable square feet, subject to adjustment in accordance with BOMA standards.

                1.1.3        “Premises” means the entire Building located on the described schedule attached hereto as Exhibit “A” and made a part hereof.

                1.1.4        “Initial Term” means a period of seven (7) years and two (2) months, years plus the part of a month mentioned in Section 3.1, commencing and ending as provided in Section 3.1, or such longer period if the Commencement Date is accelerated as set forth in Section 3.1.

                1.1.5        “Renewal Term” means two (2) additional periods of five (5) years each, commencing and ending as provided in Section 3.2.

                1.1.6        “Annual Base Rent” means the amount set forth on the following schedule:

Rental Year	Annual Base Rent (or pro rata share thereof)	Monthly Installments of Annual Base Rent
6/1/09—5/31/10	$1,040,451.00	$86,704.25
6/1/10—5/31/11	$1,066,462.28	$88,871.86
6/1/11—5/31/12	$1,093,123.83	$91,093.65
6/1/12—5/31/13	$1,120,451.93	$93,370.99
6/1/13—5/31/14	$1,148,463.23	$95,705.27
6/1/14—5/31/15	$1,177,174.81	$98,097.90
6/1/15—5/31/16	$1,206,604.18	$100,550.35
6/1/16—5/31/16	$1,236,769.28	$103,064.11
6/1/16—6/30/16	$1,267,688.51	$105,640.71

In the event that the Lease commences prior to June 1, 2009 pursuant to Section 3.1, Annual Base Rent shall be paid in accordance with the following schedule:

Rental Year	Annual Base Rent (or pro rata share thereof)	Monthly Installments of Annual Base Rent
8/1/06—7/31/07	$792,578.85	$66,048.23
8/1/07—7/31/08	$816,356.21	$68,029.68
8/1/08—7/31/09	$840,846.89	$70,070.57

                1.1.7        “Initial Letter of Credit Amount” means the amount of $130,000.

                1.1.8        “Full Letter of Credit Amount” means the amount of $591,000. See Section 4.

                1.1.9        “Tenant Notice Address” means

                   Osiris Therapeutics, Inc.

                   2001 Aliceanna Street

                   Baltimore, Maryland  21231

                   Attn: Randall Mills, PHD

                   Telephone (410) 522-5005

                   Telecopier (410) 563-0794

                1.1.10      “Allowance” means the sum of $795,639.00. See Section 35.

                1.1.11      “Broker” means The Staubach Company.

1.2           Additional Defined Terms.

                The following additional terms are defined in the places in this Lease noted below:

Term	Section
“ADA”	47
“Applicable Laws”	7
“Approved Plans and Specifications”	35
“Building Expenses”	6.2.2
“Commencement Date”	3.1
“Common Areas”	6.2.4
“Cost of Building Expenses Per Square Foot”	6.4.1
“Cost of Taxes Per Square Foot”	6.3.1
“Default Rate”	6.6
“Hazardous Material”	46
“HVAC”	23
“Landlord’s Notice”	3.2
“Lease Year”	6.2.5
“Mortgagee”	31
“Normal Business Hours”	23
“Prevailing Market Rate”	3.2
“Property”	6.2.1
“Substantially Complete”	3.2
“Successor”	32
“Taxes”	6.2.3
“Tenant Improvements”	35
“Term”	3.4

1.3           Attachments.

                The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof:

                                                Exhibit “A”            — Floor Plan

                                                Exhibit “B”            — Rules and Regulations

                                                Exhibit “C”            — Intentionally Left Blank

                                                Exhibit “D”            — Estoppel Certificate

                                                Exhibit “E”             — Subordination, Attornment and Non-Disturbance Agreement

                                                Exhibit “F”             — Commencement Date Agreement

2.             Demise. Landlord hereby leases unto Tenant, and Tenant does hereby rent from Landlord the Premises. In addition thereto, Tenant shall have the right to use, on a non-exclusive basis, and in common with the other tenants of the Building (if any), the Common Areas of the Building (as that term is defined in Section 6.2.4 hereof).

3.             Term.

                3.1           Commencement Date and Term.  This Lease shall commence on June 1, 2009 (the “Commencement Date”) and shall be for the Initial Term, expiring on July 31, 2016. Notwithstanding anything herein to the contrary, if Landlord terminates its lease of the Premises with Broadwing Corporation (the “Broadwing Lease”) at anytime prior to June 1, 2009, the Commencement Date under this Lease shall automatically be accelerated to be the date which the first day immediately following the termination of the Broadwing Lease.  In the event that the Commencement Date is accelerated to a date prior to June 1, 2009, within fifteen (15) days after request from Landlord, Tenant shall execute and deliver the Commencement Date Agreement in substantially the form attached hereto as Exhibit “F”.

                3.2           Option to Extend Lease Term. Provided Tenant is not in default of any term, covenant or condition of this Lease, Tenant shall have the option to extend the Initial Term of this Lease for two (2) additional periods of five (5) years each (the “First Renewal Term”, the “Second Renewal Term” or collectively the “Renewal Terms”) to commence immediately upon the expiration of the Initial Term or the First Renewal Term, as applicable.

                Tenant’s rental of the Premises during the First Renewal Term and Second Renewal Term shall be upon the same terms, covenants and conditions contained in this Lease, except that Tenant shall pay to Landlord as Base Rent the amount equal to the “Prevailing Market Rate” for the Premises for the First Renewal Term or the Second Renewal Term, as applicable, as hereinafter defined (including annual adjustments). For purposes of this Section 3.2, the term “Prevailing Market Rate” shall mean the then prevailing market rate being charged for comparable space in comparable buildings within a ten (10) mile radius of the Premises, with consideration given for construction allowances, commissions, free rent, and other concessions or premiums. In order to exercise its option granted herein, Tenant shall notify Landlord in writing of its intent to renew not less than two hundred seventy (270) days prior to the expiration of the Initial Term or the First Renewal Term, as applicable. Within thirty (30) days following the exercise by Tenant of its option to extend the Lease for the First Renewal Term or the Second Renewal Term, as applicable, Landlord shall notify Tenant in writing of its determination of the Prevailing Market Rate for the First Renewal Term or the Second Renewal Term, as applicable, as reasonably determined by Landlord (“Landlord’s Notice”). Within ten (10) days after receipt of Landlord’s Notice, Tenant shall notify Landlord in writing of Tenant’s acceptance or rejection of such rate. If Tenant shall accept such Prevailing Market Rate, Landlord and Tenant shall enter into an amendment to this Lease acknowledging such renewal and setting forth any terms at variance with the terms of this Lease. If within the ten (10) day period, Tenant shall reject such Prevailing Market Rate as determined by Landlord for the First Renewal Term or the Second Renewal Term, as applicable, then within twenty (20) days thereafter, Landlord and Tenant shall meet at a mutually acceptable time and place and shall use their reasonable efforts to agree upon the Prevailing Market Rate. If Landlord and Tenant shall fail to agree upon such Prevailing Market Rate within the twenty (20) day period, Tenant, at Tenant’s sole option, shall have the right to either (i) revoke its election notice on five (5) days’ advance written notice to Landlord or (ii) Landlord and Tenant shall each appoint an independent commercial leasing broker licensed in the Maryland area within the next ten (10) days (the “Brokers”). Such Brokers shall deliver their respective estimates of the Prevailing Market Rate within ten (10) days after being appointed. If the estimates of the Prevailing Market Rate as quoted by the Brokers are within ten percent (10%) of each other, the Prevailing Market Rate shall be deemed to be the average of the estimates presented by the Brokers. If the estimates of the Prevailing Market Rate as quoted by the Brokers differ by more than ten percent (10%), then Landlord and Tenant shall jointly appoint a third independent commercial leasing broker licensed in the Maryland area within ten (10) days after the receipt of the initial brokers’ estimates (the “Third Broker”) who shall deliver its estimate of the Prevailing Market Rate within ten (10) days after being appointed and such estimate shall be deemed to be the Prevailing Market Rate. Tenant shall notify Landlord within ten (10) days after receipt of the estimate of the Prevailing Market Rate (whether as resulting from the average of the Brokers or from the Third Broker, as applicable), whether Tenant shall accept such Prevailing Market Rate, whereupon Landlord and Tenant shall enter into an amendment to this Lease acknowledging such renewal and setting forth any terms at variance with the terms of this Lease. If (i) Tenant shall fail to respond to Landlord’s Notice as provided above, (ii) Tenant shall fail to deliver the requisite notice exercising its option to extend by the date prescribed above, (iii) Tenant does not respond within ten (10) days following receipt of Landlord’s Notice or (iv) Tenant does not accept the Prevailing Market Rate within ten (10) days following Landlord’s notification of the Prevailing Market Rate, as determined either by the average of the Brokers or from the Third Broker, as applicable, then Tenant’s option to extend this Lease for the First Renewal Term or the Second Renewal Term, as the case may be, shall be void and inoperable.  Landlord and Tenant shall each pay the fee of the broker designated by them originally and shall split the fees of the Third Broker.

3.3           Definition of “Term”. As used herein, the word “Term” shall refer to the Initial Term and the Renewal Terms, if applicable.

4.             Letter of Credit .

Within five (5) days after the execution of this Lease, Tenant shall deliver to Landlord an unconditional and irrevocable letter of credit (the “Letter of Credit”) from an area banking institution approved by Landlord in the Initial Letter of Credit Amount to be held by Landlord as a guaranty for the payment and performance by Tenant of all covenants and obligations of Tenant as set forth in this Lease. If Tenant waives its rights to terminate this Lease pursuant to Section 55 below, Tenant shall increase the Letter of Credit to the Full Letter of Credit Amount. The Letter of Credit shall contain terms whereby it can be drawn on by Landlord at sight on any date during the Term of this Lease on which issuer shall receive from Landlord a certification signed by Landlord stating that there is an Event of Default by Tenant under the terms of this Lease. Landlord shall have the right to make such certification immediately upon any Event of Default by Tenant hereunder (as defined in Section 21 hereof) and to apply said sum against all amounts then due and owing by Tenant hereunder and/or against sums required to be and actually expended by Landlord hereunder to correct existing defaults by Tenant. The Letter of Credit shall also provide that Landlord shall have the right to draw upon the Letter of Credit, in full or in part. Any balance left of the sum received from drawing on the Letter of Credit, after the correction of defaults by Tenant and/or the payment of amounts due by Tenant, shall be credited against the next Rent payment(s) due to Landlord. In the event Landlord shall draw on the Letter of Credit provided by Tenant, all as set forth herein, Tenant shall replace same no later than thirty (30) days after the date of such drawing, and if same is not replaced, it shall constitute an Event of Default under the terms of this Lease and Landlord shall have the benefit of all remedies permitted pursuant to the terms of this Lease and the laws of the State of Maryland.

                Tenant acknowledges and agrees that it shall keep the Letter of Credit in full force and effect throughout the Term of this Lease. In the event the term of the Letter of Credit is not coterminous with the Term of this Lease, then not more than forty-five (45) days prior to any expiration date of the Letter of Credit, Tenant shall provide Landlord with the appropriate documentation that said Letter of Credit has been extended and provide Landlord with the new expiration date of same. Should Tenant fail to provide Landlord with such documentation on or before the expiration date of the Letter of Credit, Landlord shall have the right to draw on the entire amount of said Letter of Credit and hold it, without interest, for the benefit of Landlord as security for the faithful performance of the Lease until the Letter of Credit is reinstated or the Term of the Lease expires. If the Letter of Credit is not reinstated, the amount drawn by Landlord shall be returned to Tenant, less all costs incurred by Landlord in correcting or satisfying any Event of Default under this Lease within ninety (90) days after the expiration or earlier termination of the Term.

                No right or remedy available to Landlord as provided in this Section 4 shall preclude or extinguish any other right or remedy to which Landlord may be entitled.

Notwithstanding the foregoing, Landlord shall agree to the reduction of the Letter of Credit to $520,225.50 on July 1, 2009, if Tenant establishes that Tenant has Twenty-Five Million ($25,000,0000) of cash or cash equivalent in its accounts (the “Condition Precedent”). If the Condition Precedent is satisfied on July 1, 2009, and provided that there is no Event of Default then outstanding and on each of the reduction dates, commencing on July 1, 2010 and continuing on each annual anniversary thereafter, the Letter of Credit may be reduced by $74,318 per annum. If, however, the Condition Precedent has not been satisfied by July 1, 2009, the Letter of Credit shall be increased to $780,338.25 and the Letter of Credit shall be reduced by $111,476 per annum thereafter.

5.             Use. Tenant covenants that it shall use and occupy the Premises continuously during the Term of this Lease solely for general office space, administrative purposes, laboratory, clean rooms and any and all other legal purposes to include any related or ancillary use which is suitable for a modern suburban office or flex building in Howard County, Maryland, all in accordance with applicable zoning regulations and for no other purpose. For purposes of this Lease, the term “general office space” shall not include use as a school, college, university or educational institution of any type, use for any purpose which is not consistent with the operation of the Building as a first-class office building, use as an recruitment or temporary help service or agency, or any use involving regular traffic by the general public.

6              Rent.

                6.1           Base Rent.  As rent for the Premises during each year of the Term, Tenant shall pay to Landlord an Annual Base Rent, in equal monthly installments, in advance on the first day of each calendar month during the Term, and without deduction, setoff or demand in accordance with the schedule set forth in Section 1.1.6 above.  In addition to the Base Rent, if the Term should commence on a day other than the first day of a calendar month, Tenant shall pay to Landlord upon the Commencement Date, a sum equaling that percentage of the monthly rent installment which equals the percentage of such calendar month falling within the Term.

                6.2           Definitions   For the purposes hereof, the following definitions shall apply:

                6.2.1 “Property” shall mean the Building, the land upon which same is situated and all fixtures and equipment thereon or therein, all commonly owned or shared appurtenances, including but not limited to, parking areas, walkways, landscaping and utilities, whether located on the land upon which the Building is situated or elsewhere.

                6.2.2 “Building Expenses” shall be all those expenses paid or incurred by Landlord in connection with the owning, maintaining, operating and repairing of the Property or any part thereof, as required under the terms of this Lease, in a manner deemed reasonable and appropriate by Landlord and shall include, without limitation, the following:

                6.2.2.1 All costs and expenses of operating, repairing, lighting, cleaning, and insuring (including liability for personal injury, death and property damage and workers’ compensation insurance covering personnel) the Property or any part thereof, as well as all costs incurred in removing snow, ice and debris therefrom and of policing and regulating traffic with respect thereto, and depreciation of all machinery and equipment used therein or thereon, replacing or repairing of pavement, parking areas, curbs, walkways, drainage, lighting facilities, landscaping (including replanting and replacing flowers and other planting);

                6.2.2.2  Maintenance of any exterior Common Areas;

                6.2.2.3 Repair and maintenance of the parking areas, including without limitation, the resurfacing and striping of said areas;

                6.2.4. Sales or use taxes on supplies or services;

                6.2.2.5 Management fees equal to 12% of Tenant’s Proportionate Share of

Building Expenses, wages, salaries and compensation of all persons engaged in the maintenance, operation or repair of the Property (allocated to their time spent working with respect to the Property) and the provision of amenities to all tenants in the Property (including Landlord’s share of all payroll taxes and the cost of an on-site or near-site office and segregated storage area for Landlord’s parts, tools and supplies);

                6.2.2.6 Costs and expenses that may result from compliance with any governmental laws or regulations that were not applicable to the Common Areas at the time same were originally constructed; and

                6.2.2.7 All other expenses which under generally accepted accounting principles would be considered as an expense of maintaining, operating, or repairing the Property. Notwithstanding the foregoing, all expenses (whether or not such expenses are enumerated on items 1 through 6 of this Section 6.2.2) which would be considered capital in nature under generally accepted accounting principles shall be excluded from “Building Expenses” unless same are amortized in accordance with generally accepted accounting principles.

                6.2.3 “Taxes” shall mean all real property taxes including currently due installments of assessments, sewer rents, ad valorem charges, water rates, rents and charges, front foot benefit charges, and all other governmental impositions in the nature of any of the foregoing. Excluded from Taxes are (i) federal, state or local income taxes, (ii) franchise, gift, transfer, excise, capital stock, estate or inheritance taxes, and (iii) penalties or interest charged for late payment of Taxes.  If at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so as to cause the whole or any part of the items listed in the first sentence of this subparagraph to be levied, assessed or imposed, wholly or partly as a capital levy, or otherwise, on the rents received from the Building, wholly or partly in lieu of imposition of or in addition to the increase of taxes in the nature of real estate taxes issued against the Property, then the charge to Landlord resulting from such altered additional method of taxation shall be deemed to be within the definition of “Taxes.”

                6.2.4 “Common Areas” shall mean those areas and facilities which may be from time to time furnished to the Building by Landlord for the non-exclusive general common use of tenants and other occupants of the Building, their officers, employees, and invitees, including (without limitation) the hallways, stairs, parking facilities, washrooms, and elevators.

                6.2.5 “Lease Year” shall mean the first twelve (12) month period following the Commencement Date and each succeeding twelve (12) month period thereafter up to the end of the Term; provided, however, that if the Commencement Date shall occur on a day other than the first day of a calendar month, then the first Lease Year shall include that portion of a calendar month in which the Commencement Date occurs in addition to the first twelve (12) month period.

                6.3           Rent Adjustments for Taxes. Tenant further agrees to pay to Landlord as additional rent Tenant’s Proportionate Share of the Taxes for any calendar year or any part thereof occurring during the Term. Such payment shall be made within thirty (30) days after receipt of a bill from Landlord, accompanied with a copy of the tax bill and Landlord’s computation of Tenant’s Proportionate Share thereof. Prior to the commencement of each Lease Year, Landlord may, at its option, furnish to Tenant a written statement setting forth Landlord’s estimate of the amount of Taxes for such Lease Year. Tenant shall pay its Proportionate Share of Landlord’s estimated Taxes in equal monthly installments, in advance, as additional rent together with Base Rent. At the expiration of each Lease Year, Landlord shall certify to Tenant the actual Taxes for such Lease Year and within thirty (30) days after receipt of certification, Tenant shall, pay, as additional rent, the deficiency, if any, in Taxes payable by Tenant for such Lease Year. If at the end of such Lease Year, the total amount paid by Tenant as Tenant’s Proportionate Share of Taxes is greater than the amount required to be paid for such Lease Year, then, if Tenant is not in default hereunder (after the giving of any required notices and the expiration of any cure periods), the amount of such excess payment will be applied by Landlord to the next succeeding monthly installment of Base Rent due hereunder. If there are any such excess payments made during the final Lease Year, then, if Tenant is not in default hereunder (after the giving of any required notices and the expiration of any cure periods), the amount of such excess will be refunded to Tenant within thirty (30) days after such certification. Supplementing the provisions of the immediately preceding sentence, if Tenant is in default, then Landlord agrees to credit such excess payments against any Base Rent, additional rent and/or other amounts due from Tenant.

                At Tenant’s request, Landlord shall contest increases in Taxes and include any costs in the computation of Taxes.

                6.4           Payment of Building Expenses. Tenant shall pay Landlord within thirty (30) days after receipt of an invoice for Building Expenses.

                6.5           Additional Rent Payments.  Tenant’s obligation to pay any additional rent accruing during the Term pursuant to Sections 6.3 and 6.4 hereof shall apply pro rata to the proportionate part of a calendar year as to Taxes and Building Expenses, in which this Lease begins or ends, for the portion of each such year during which this Lease is in effect.  Such obligation to make payments of such additional rent shall survive the expiration or sooner termination of the Term.

                6.6           Payments.  All payments or installments of any rent hereunder and all sums whatsoever due under this Lease (including but not limited to court costs and attorneys’ fees) shall be deemed rent and shall be paid to Landlord at the address designated by Landlord. If any amount of Annual Base Rent or additional rent shall remain unpaid for five (5) calendar days after written notice that such payment is due (provided that in no event shall Landlord be required to give Tenant more than two (2) written notices in any twelve (12) month period), Tenant shall pay Landlord, without notice or demand, a late charge equal to the greater of (i) $35.00 and (ii) five percent (5%) of the such overdue amount to partially compensate Landlord for its administrative costs in connection with such overdue payment; which administrative costs Tenant expressly acknowledges are reasonable and do not constitute a penalty. In addition, such overdue amounts shall bear interest at the rate of 15% per annum (but not more than the maximum allowable legal rate applicable to Tenant) (the “Default Rate”) until paid. Additionally, if any of Tenant’s checks for payment of rent or additional rent are returned to Landlord for insufficient funds, Tenant shall pay to Landlord as additional rent the greater of (i) $50.00 or (ii) the amount of actual charges incurred by Landlord, for each such check returned for insufficient funds, and if two or more of Tenant’s checks in payment of rent or additional rent due hereunder are returned for insufficient funds in any calendar year, Landlord reserves the right upon ten (10) days advance written notice to Tenant to thereafter require Tenant to pay all rent and additional rent and other sums whatsoever due under this Lease in cash, by money order or by certified check or cashier’s check   If an attorney is employed to enforce Landlord’s rights under this Lease, Tenant shall pay all fees and expenses of such attorney whether or not legal proceedings are instituted by Landlord. Time is of the essence in this Lease.

7.             Requirements of Applicable Law. Landlord warrants that on the Commencement Date, the Premises shall comply with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Property (“Applicable Laws”). Tenant, at its sole cost and expense, shall thereafter comply promptly with all Applicable Laws now in force or which may hereafter be in force, which impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises or any part thereof and for the prevention of fires; provided, however, that Landlord, at its expense, and not Tenant shall correct all structural defects in the Building necessary to comply with Applicable Laws, and make all repairs, changes or alterations necessary because the Building was or is not in compliance with any of the Applicable Laws.

8.             Certificate of Occupancy. Tenant shall not use or occupy the Premises in violation of any certificate of occupancy, permit, or other governmental consent issued for the Building. If any governmental authority, after the commencement of the Term, shall contend or declare that the Premises is being used for a purpose which is in violation of such certificate of occupancy, permit, or consent, then Tenant shall, upon five (5) days’ notice from Landlord, immediately discontinue such use of the Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues criminal or civil proceedings against Landlord for Tenant’s failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold Landlord harmless of and from any and all liability for any such violation or violations.

9.             Contest-Statute, Ordinance, Etc. Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant’s own expense in Tenant’s name and whenever necessary in Landlord’s name, contest in good faith the validity or enforcement of any such statute, ordinance, law, order, regulation or requirement and may similarly contest any assertion of violation of any certificate of occupancy, permit, or any consent issued for the Building. Tenant may, pending such contest, defer compliance therewith if, in the opinion of counsel for Landlord, such deferral shall not subject either Landlord or the Premises or the Property (or any part thereof) to any penalty, fine or forfeiture, and if Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord’s opinion, fully to indemnify Landlord from loss.

10.           Tenant’s Improvements. Tenant shall make such non-structural improvements to the Premises as it may deem necessary at its sole cost and expense. Tenant shall not make any alterations, decorations, installations, additions or improvements to the Premises, including but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus, without Landlord’s prior written consent, and then only by contractors or mechanics employed or approved by Landlord. Landlord’s prior written consent shall not be unreasonably withheld; such reasonable standard shall be based on FDA GMP (good manufacturing practices) and industry standards for associated research and development space; provided, however, Tenant shall make no alterations or improvements to the Premises that impair or weaken the structural integrity of the Building. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time approve. Landlord’s consent to and/or approval of Tenant’s plans and specifications for the aforesaid improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All alterations, decorations, installations, additions or improvements made by either of the parties hereto upon the Premises, except movable office furniture put in at the expense of Tenant and other items as mutually agreed upon in writing, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the termination of this Lease without molestation or injury. Upon request by Landlord, Tenant, at Tenant’s expense, shall remove any and all special improvements to the Premises or Common Areas made by or on behalf of Tenant, including, without limitation, supplemental HVAC and raised flooring. If Tenant fails to remove any such items, Landlord shall have the right, but not the obligation, to remove and dispose of such items, and restore the Premises accordingly and Tenant shall reimburse Landlord for the costs of such removal, disposal and restoration within thirty (30) days after receipt of an invoice therefore, together with interest at the Default Rate, which shall accrue from the date the costs were incurred by Landlord.

                Notwithstanding the foregoing, (a) if this Lease is terminated prior to the expiration of the First Renewal Term, Tenant shall reimburse Landlord for up to $150,000 of Landlord’s costs in restoring the specialty biotechnical alterations and improvements to the Premises and Tenant shall have no other restoration obligations, and (b) if this Lease is terminated on or after the end of the First Renewal Term, Tenant shall have no obligation to restore or to reimburse Landlord for restoration of the Premises.

11.           Repairs and Maintenance.

                11.1 Tenant’s Care of the Premises and Building. During the Term, Tenant acknowledges that this Lease is a “triple net” lease in which Tenant, at Tenant’s expense, shall be required to fully maintain, repair and replace the Premises and all systems and services to the Premises, normal wear and tear excepted, subject to the provisions of Section 11.2 below. During the Term, Tenant shall:

                (i)            keep the Premises and the fixtures, appurtenances and improvements therein in good order and condition;

                (ii)           make repairs and replacements to the Premises (including, without limitation, the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, multi-tenant HVAC, and plumbing);

                (iii)          repair and replace special equipment or decorative treatments installed by or at Tenant’s request and that serve the Premises only, except to the extent the repairs or replacements are needed because of Landlord’s misuse or primary negligence, and are not covered by Tenant’s insurance as required hereunder;

                (iv)          pay for all damage to the Building, its fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the Building due to any waste, misuse or neglect of the Premises, its fixtures and appurtenances by Tenant, except to the extent that the repair of such damage is covered by Landlord’s insurance as required hereunder to the extent that Landlord actually receives proceeds therefrom;

(v)           provide regular janitorial service to the Premises and remove all trash to receptacles designated by Landlord; and

                (v)           not commit waste.

                In addition Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed under Applicable Laws. Landlord reserves the right to prescribe the weight and position of all heavy equipment brought onto the Premises and prescribe any reinforcing required under the circumstances, all such reinforcing to be at Tenant’s expense.

                11.2         Landlord’s Repairs. Landlord shall make all other repairs and replacements to the exterior Common Areas as shall be reasonably deemed necessary to maintain the exterior of the Building in a condition comparable to other first class suburban office buildings in the Baltimore-Washington corridor area.  The costs associated with such repairs shall be deemed a part of Building Expenses; provided, however, that costs of all of such repairs which would be considered capital in nature under generally accepted accounting principles (“GAAP”) shall be included in Building Expenses, amortized in accordance with GAAP. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs or performing maintenance as provided for herein.

                11.3         Time for Repairs. Repairs or replacements required pursuant to Section 11.1 and 11.2 above shall be made within a reasonable time (depending on the nature of the repair or replacement needed - generally no more than fifteen (15) days) after receiving notice or having actual knowledge of the need for a repair or replacement.

                11.4         Surrender of the Premises. Upon the termination of this Lease, without the need for prior notice from Landlord, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Commencement Date except for:

                (i)            ordinary wear and tear;

                (ii)           damage by the elements, fire, and other casualty unless Tenant would be required to repair under the provisions of this Lease;

                (iii)          damage arising from any cause not required to be repaired or replaced by Tenant; and

                (iv)          alterations as permitted by this Lease unless consent was conditioned on their removal.

                On surrender Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed pursuant to the terms of this Lease and repair any damage to the Premises caused by this removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal.

12.           Conduct on Premises. Tenant shall not do, or permit anything to be done in the Premises, or bring or keep anything therein which shall, in any way, increases the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with Applicable Laws, or the Maryland Fire Underwriters Rating Bureau. Tenant agrees that any increase of fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence or carelessness or the willful action of Tenant, Tenant’s employees, agents, servants, or invitees shall, as they accrue be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

13.           Insurance .

                13.1         Tenant’s Insurance. Tenant shall keep in force at its own expense, so long as this Lease remains in effect, (a) public liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for only a reasonable deductible, (b) all-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s personal property in the Premises and all improvements and installed in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 35, Section 10, or otherwise, such insurance to provide for only a reasonable deductible, (c) if, and to the extent, required by law, workmen’s compensation or similar insurance offering statutory coverage and containing statutory limits, (d) shall insure all plate and other interior glass in the Premises for and in the name of Landlord and (e) business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Building or the Premises for a period of at least twelve (12) months. Such policies shall be maintained in companies and in form reasonably acceptable to Landlord and shall be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry.  Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Commencement Date, which policies shall name Landlord or its designee and, at the request of Landlord, its mortgagees, as additional insured and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty (30) days’ written notice to Landlord or its designees.  All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises.  In addition to the foregoing insurance coverage, Tenant shall require any contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (i) comprehensive general liability insurance policy, including, but not limited to, contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Hundred Thousand Dollars ($200,000.00), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) workmen’s compensation insurance or similar insurance in form and amounts as required by law.  In the event of damage to or destruction of the Premises and the termination of this Lease by Landlord pursuant to Section 18 herein, Tenant agrees that it shall pay Landlord all of its insurance proceeds relating to improvements not required to be restored at the end of the Term made in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 35, Section 10, or otherwise.  If Tenant fails to comply with its covenants made in this Section, if such insurance would terminate or if Landlord has reason to believe such insurance is about to be terminated, Landlord may at its option cause such insurance as it in its sole judgment deems necessary to be issued, and in such event Tenant agrees to pay promptly upon Landlord’s demand, as additional rent the premiums for such insurance.

                13.2         Landlord’s Insurance. Landlord shall keep in force at its own expense (a) contractual and commercial general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of Two Million Dollars ($2,000,000.00) for personal injuries or death of persons occurring in or about the Building and Premises, and (b) all-risk physical loss property and casualty insurance written on 100% of full replacement cost (excluding footings and foundations) value covering the Building and all of Landlord’s improvements in and about same.

                13.3         Waiver of Subrogation. Each party hereto waives claims arising in any manner in its favor and against the other party and agrees that neither party hereto shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Building, the Premises or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, or against liability on or about the Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage as was required to be covered by insurance carried pursuant to this Lease. Landlord shall cause each insurance policy carried by it insuring against liability on or about the Building or insuring the Premises and the Building or income resulting therefrom against loss by fire or any of the casualties covered by the all-risk insurance carried by it hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by such policies.  Tenant shall cause each insurance policy carried by it insuring against liability or insuring the Premises (including the contents thereof and Tenant’s Improvements installed therein by Tenant or on its behalf) against loss by fire or any of the casualties covered by the all-risk insurance required hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies.

14.           Rules and Regulations. Tenant shall be bound by the rules and regulations set forth on the schedule attached hereto as Exhibit “B” and made a part hereof. Landlord shall have the right, from time to time, to issue additional or amended rules and regulations regarding the use of the Building, so long as the rules shall be reasonable and non-discriminatory between tenants. When so issued the same shall be considered a part of this Lease and Tenant covenants that the additional or amended rules and regulations shall likewise be faithfully observed by Tenant, the employees of Tenant and all persons invited by Tenant into the Building, provided, that the additional or amended rules are made applicable to all office tenants similarly situated as Tenant. Landlord shall not be liable to Tenant for the violation of any of the rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building.

15.           Mechanics’ Liens. Tenant shall not do or suffer to be done any act, matter or thing whereby Tenant’s interest in the Premises, or any part thereof, may be encumbered by any mechanics’ lien. Tenant shall discharge, or bond off, within ten (10) days after the date of filing, any mechanics’ liens filed against Tenant’s interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics’ or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises, or the Property.

16.           Tenant’s Failure to Repair.  In the event that Tenant fails after five (5) days reasonable prior written notice from Landlord, to keep the Premises in a good state of condition and repair pursuant to Section 11 above, or to do any act or make any payment required under this Lease or otherwise fails to comply herewith, Landlord may, at its option (but without being obliged to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, including the right to enter upon the Premises at all reasonable hours to make such repairs, or do any act or make any payment or compliance which Tenant has failed to do, and upon demand, Tenant shall reimburse Landlord for any such expense incurred by Landlord including but not limited to any costs, damages and counsel fees. Any moneys expended by Landlord, as aforesaid, shall be deemed additional rent, collectible as such by Landlord. All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

17.           Property — Loss, Damage. Landlord, its agents and employees shall not be liable to Tenant for (i) any damage or loss of property of Tenant placed in the custody of persons employed to provide services for or stored in or about the Premises and/or the Building, unless such damage or loss is the result of the negligence of Landlord, (ii) any injury or damage to persons, property or the business of Tenant resulting from a latent defect in or material change in the condition of the Building, and (iii) interference with the light, air, or other incorporeal hereditaments of the Premises.

18.           Destruction — Fire or Other Casualty. In case of partial damage to the Premises by fire or other casualty insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, who shall thereupon cause damage to all property owned by it to be repaired with reasonable speed at expense of Landlord, to the extent of insurance proceeds actually received by Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond Landlord’s control, and to the extent that the Premises are rendered untenantable the rent shall proportionately abate from the date of such casualty. If such partial damage is due to the fault or neglect of Tenant, or Tenant’s servants, employees, agents, or invitees, the damage shall be repaired by Landlord to the extent of Landlord’s insurance coverage, but there shall be no apportionment or abatement of rent.  In the event the damage shall be so extensive to the whole Building as to render it uneconomical, in Landlord’s opinion, to restore for its present uses and Landlord shall decide not to repair or rebuild the Building, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time and conditional limitation upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder, or from any obligations accrued hereunder prior to such termination.

19.           Eminent Domain.  If (1) the whole or more than fifty percent (50%) of the floor area of the Premises shall be taken or condemned by Eminent Domain for any public or quasi-public use or purpose, and either party shall elect, by giving written notice to the other, or (2) more than twenty-five percent (25%) of the floor area of the Building shall be so taken, and Landlord shall elect, in its sole discretion, by giving written notice to Tenant, any written notice to be given not more than sixty (60) days after the date on which title shall vest in such condemnation proceeding, to terminate this Lease, then, in either such event, the Term of this Lease shall cease and terminate as of the date of title vesting.  In case of any taking or condemnation, whether or not the Term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award, except that Tenant shall be entitled to claim, prove and receive in the proceedings such awards as may be allowed for moving expenses, loss of profit and fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation, court or other authority in addition to, and be stated separately from, the award made by it for the Property or part thereof so taken.

20.           Assignment. So long as Tenant is not in default of any of the terms and conditions hereof, after the giving of all required notices and the expiration of all cure periods, Landlord shall not unreasonably withhold its consent to an assignment of this Lease or sublease of the Premises for any of the then remaining portion of the unexpired Term provided: (i) the net assets of the assignee or sublessee shall not be less than the net assets of Tenant at the time of the signing of this Lease; (ii) in the event of an assignment, such assignee shall assume in writing all of Tenant’s obligations under this Lease; (iii) in the event of a sublease, such sublease shall in all respects be subject to and in conformance with the terms of this Lease; and (iv) in all events Tenant continues to remain liable on this Lease for the performance of all terms, including but not limited to, payment of all rent due hereunder. Landlord and Tenant acknowledge and agree that it shall not be unreasonable for Landlord to withhold its consent to an assignment if in Landlord’s sole business judgment, the assignee lacks sufficient business experience or net worth to successfully operate its business within the Premises in accordance with the terms, covenants and conditions of this Lease. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further observance and performance by Tenant of the covenants herein contained. In addition, in the event of a proposed assignment, Landlord shall have the right, but not the obligation, to terminate this Lease by giving Tenant thirty (30) days’ advance written notice (“Landlord’s Termination Notice”); provided, however, that Tenant shall have the right to abrogate Landlord’s Termination Notice by notifying Landlord within ten (10) days after receipt of Landlord’s Termination Notice of the withdrawal of the request for consent to the assignment. No assignment or sublease, regardless of whether Landlord’s consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations nor shall the same be deemed to release any person guaranteeing the obligations of Tenant hereunder from their obligations as guarantor. Landlord’s acceptance of any name submitted by Tenant, an agent of Tenant, or anyone acting by, through or under Tenant for the purpose of being listed on the Building directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises by anyone other than Tenant or Tenant’s employees. Fifty percent (50%) of any profit or additional consideration or rent in excess of the Base Rent or additional rent payable by Tenant hereunder (after taking into account tenant improvements and leasing commissions) which is payable to Tenant as a result of any assignment or subletting shall be paid to Landlord as additional rent when received by Tenant. All the foregoing notwithstanding, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Premises or any portion thereof, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person or entity from the property leased, used, occupied or utilized. Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Premises. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Section 20. In no event shall the proposed assignee or sublessee be occupying other space in the Building, nor shall it be a prospective tenant either then negotiating with Landlord or has negotiated with Landlord for premises within the prior six (6) month period.

Notwithstanding the foregoing, without the consent and approval of Landlord, Tenant shall have the right to (i) assign the Lease or sublease the Premises or any portion thereof (however, Tenant shall endeavor to provide ten (10) days’ prior written notice thereof along with a true and complete copy of the sublease or assignment document) to any subsidiary or affiliate of Tenant or (ii) assign the Lease or sublease the Premises in the event of a merger or a sale of all or substantially all of the Tenant’s assets, and in any event shall notify Landlord in writing within thirty (30) days of the effective date of such assignment or sublease. For the purposes hereof, “affiliate” shall mean an entity or individual that controls, is controlled by or is under the common control with Tenant. Tenant shall remain liable under the terms hereof if Tenant exercises its rights under this paragraph to the extent it survives such corporate event. In the event of an assignment or subletting under this paragraph, Tenant shall be entitled to retain any profits from such transaction.

Notwithstanding anything to the contrary contained herein, the following shall not constitute an assignment for the purposes of this Lease: (i) a transfer of stock among Tenant’s stockholders and/or their immediate families; (ii) a transfer of stock by will or devise; (iii) a transfer of stock in connection with a public offering registered with the Security and Exchange Commission; or (iv) a transfer of less than a majority of Tenant’s stock.

21.           Default; Remedies; Bankruptcy of Tenant.  Any one or more of the following events shall constitute an “Event of Default” hereunder, at Landlord’s election:  (a) the sale of Tenant’s interest in the Premises under attachment, execution or similar legal process or, the adjudication of Tenant as a bankrupt or insolvent, unless such adjudication is vacated within sixty (60) days; (b) the filing of a voluntary petition proposing the adjudication of Tenant (or any guarantor of Tenant’s obligations hereunder) as a bankrupt or insolvent, or the reorganization of Tenant (or any such guarantor), or an arrangement by Tenant (or any such guarantor) with its creditors, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant (or any such guarantor) and is withdrawn or dismissed within sixty (60) days after the date of its filing; (c) the admission, in writing, by Tenant (or any such guarantor) of its inability to pay its debts when due; (d) the appointment of a receiver or trustee for the business or property of Tenant (or any such guarantor), unless such appointment is vacated within sixty (60) days of its entry; (e) the making by Tenant (or any such guarantor) of an assignment for the benefit of its creditors, or if, in any other manner, Tenant’s interest in this Lease shall pass to another by operation of law; (f) the failure of Tenant to pay any rent, additional rent or other sum of money when due and such failure continues for a period of ten (10) days after receipt of written notice that the same is past due hereunder; (g) if Tenant fails to pay any rent or additional rent when due after Landlord shall have given Tenant written notice with respect to such non-payment four times in any twelve (12) month period as provided in subsection (f) above; (h) Tenant shall fail to move into or take possession of the Premises within thirty (30) days after commencement of the Term or having taken possession shall thereafter abandon and/or vacate the Premises; (i) the default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same., or (j) termination of the Sublease by and between Broadwing Corporation, as sublandlord,, and Tenant, as subtenant, as a result of Tenant’s default thereunder.

                Upon the occurrence and continuance of an Event of Default, Landlord, with such notice to Tenant as provided for by law or as expressly provided for herein, may do any one or more of the following:  (a) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together, with interest thereon at the rate of fifteen percent (15%) per annum, from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand; (b) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant in which event Tenant shall be liable for Base Rent, additional rent, and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no Event of Default, and on notice reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and also the right, but not the obligation, to re-let the Premises for any unexpired balance of the Term, and collect the rent therefor.  In the event of such re-letting by Landlord, the re-letting shall be on such terms, conditions and rental as Landlord may deem proper, and the proceeds that may be collected from the same, less the expense of re-letting (including reasonable leasing fees and commissions and reasonable costs of renovating the Premises), shall be applied upon Tenant’s rental obligation as set forth in this Lease for the unexpired portion of the Term.  Tenant shall be liable for any balance that may be due under this Lease, although Tenant shall have no further right of possession of the Premises; and (c) exercise any other legal or equitable right or remedy which it may have at law or in equity.  Notwithstanding the provisions of clause (a) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (a) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by the failure to take rapid action, or if the unperformed obligation of Tenant constitutes an emergency.

                TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY EXPRESSLY

WAIVES ANY AND ALL RIGHTS OF REDEMPTION, GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAWS IN THE EVENT OF TENANT’S BEING EVICTED OR DISPOSSESSED FOR ANY CAUSE, OR IN THE EVENT OF LANDLORD’S OBTAINING POSSESSION OF THE PREMISES, BY REASON OF THE VIOLATION BY TENANT OF ANY OF THE COVENANTS AND CONDITIONS OF THIS LEASE, OR OTHERWISE. LANDLORD AND TENANT HEREBY EXPRESSLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY ON ANY AND EVERY MATTER, DIRECTLY OR INDIRECTLY ARISING OUT OF OR WITH RESPECT TO THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF LANDLORD AND TENANT, THE USE AND OCCUPANCY BY TENANT OF THE PREMISES, ANY STATUTORY REMEDY AND/OR CLAIM OF INJURY OR DAMAGE REGARDING THIS LEASE.

                Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys’ fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be additional rent and shall be repaid to Landlord by Tenant upon demand.

                Notwithstanding any of the other provisions of this Lease, in the event Tenant shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall have the power and so using same determine to assign this Lease, Tenant agrees that (i) Tenant or its trustee shall provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment and (ii) “adequate assurance of future performance” under this Lease, as that term is generally defined under the Federal Bankruptcy Code, shall be provided to Landlord by Tenant and its assignee as a condition of the assignment.

Notwithstanding anything to the contrary contained herein, Tenant shall be considered in “Habitual Default” of this Lease upon (a) Tenant’s failure, on two (2) or more occasions during any twelve month period to pay when due any installment of Base Rent, additional rent or any other sum required by the terms of this Lease, or upon (b) Tenant’s failure, on two (2) or more occasions during any twelve month period to comply with any term, covenant or condition of this Lease after written notice by Landlord to Tenant. Upon the occurrence of an event of Habitual Default on the part of Tenant, then without limiting any other rights or remedies to which Landlord may be entitled as a result of such defaults: (i) Tenant shall immediately be deemed to have relinquished any and all options or rights granted, or to be granted, to Tenant under the terms of this Lease or any amendment hereto (including, without limitation, rights of renewal, rights to terminate, rights of first offer or rights of first refusal); and (ii) in the event of a monetary event of Habitual Default, Tenant shall thereafter pay all Base Rent and additional rent and other sums whatsoever due under this Lease in cash, by money order or by certified check or cashier’s check.

22.           Damages.  If this Lease is terminated by Landlord pursuant to Section 21, Tenant shall, nevertheless, remain liable for all rent and damages which may be due or sustained prior to such termination, and all reasonable costs, fees and expenses including, but not limited to, attorneys’ fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time and additional damages (the “Liquidated Damages”), which shall be an amount equal to the total rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination, and any suit or action brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month by a similar proceeding.

                If this Lease is terminated pursuant to Section 21, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) which may be greater or less than the period which otherwise would have constituted the balance of the Term and on such terms and conditions (which may include concessions, free rent and/or alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

23.           Services and Utilities.  Landlord shall provide the following listed services and utilities, namely:

                (a)           electric energy in accordance with Section 24 following; and

                (b)           hot and cold water sufficient for drinking, lavatory toilet and ordinary cleaning purposes from fixtures either within the Premises (if provided pursuant to this Lease) or on the floor on which the Premises are located.

Landlord shall have no responsibility or liability for failure to supply HVAC, elevator, plumbing, cleaning, and electric service, during the period when prevented from so doing by laws, orders, or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by any other cause whatsoever beyond Landlord’s control.

24.           Electric Current. Landlord has supplied or will supply the Premises with the necessary lines to provide electric service to the Premises for normal office and data center operations, as well as separate meters so that Tenant’s consumption of electric power can be separately measured and charged to Tenant. Tenant shall pay all charges (including meter installation and adjustment) for electric and similar utilities or services so supplied directly to the utility company supplying same when due and before penalties or late charges on same shall accrue. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which electric and similar utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which shall require additional electric or similar facilities of a greater capacity than as provided by Landlord, such installation shall be subject to Landlord’s prior written approval of Tenant’s plans and specifications therefor, which approval shall not be unreasonably withheld. If such installation is approved by Landlord, all costs for providing such additional electrical and similar facilities shall be paid by Tenant.

25.           Telephone and Telecommunications. Landlord has arranged for the installation of telephone service within the Building to the ground floor telephone utility closet and conduit to the ground floor telephone and electrical riser closets. Tenant shall be responsible for contacting the utility company supplying the telephone service and arranging to have such telephone facilities as it may desire to be extended and put into operation in the Premises, including without limitation, obtaining a low voltage permit for phone and data wiring. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. All costs related to installation and the provision of such service shall be borne and paid for directly by Tenant. Upon request by Landlord, Tenant, at Tenant’s expense, shall remove the telephone facilities at the expiration or sooner termination of the Term. Tenant shall obtain the requisite permit and complete the ceiling work in cooperation with Landlord in order not to interfere with or delay the completion of the Tenant Improvements by Landlord pursuant to Section 35, including, without limitation, the closing of the ceiling and the carpet installation, if applicable. Landlord will allow Tenant access for wiring, including electric, data and telecom, within the Building’s public areas and designated chases, but will not guarantee access of the wiring through another tenant’s space. Tenant, at Tenant’s expense, shall be responsible for the relocation and its associated costs, if requested, of any data, telecom or electrical wiring that runs through another tenant’s space, including the plenum area or otherwise.

                In the event Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building at such time Tenant wishes to install its telecommunications equipment serving the Premises (“Provider”), no such Provider shall be permitted to install its lines or other equipment without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld. Prior to the commencement of any work in or about the Building by the Provider, the Provider shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Building and Property, the other tenants and occupants of the Building and Landlord, including, without limitation, providing security in such form and amount as reasonable determined by Landlord. Each Provider must be duly licensed, insured and reputable. Landlord shall incur no expense whatsoever with respect to any aspect of Provider’s provision of its services, including without limitation, the costs of installation, materials and service.

26.           Intentionally Left Blank.

27.           Inability to Perform.  This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply, or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make, or is delayed in making any repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any outside cause whatsoever including, but not limited to, governmental preemption in connection with a national emergency, or by reason of any rule, order or regulation of any department or subdivision of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.  Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons listed in this Section.  Nothing contained in this Section shall be deemed to impose any obligation on Landlord not expressly imposed by other sections of this Lease.

28.           No Waivers.  The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect.  The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

29.           Access to Premises and Change in Services.  Landlord shall have the right, without abatement of rent, to enter the Premises at any hour to examine the same, or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building, and also to exhibit the Premises to be let; provided, however, that except in the case of emergency such entry shall only be after notice first given to Tenant. Notwithstanding the foregoing, except in the event of an emergency, Landlord shall always enter and be in the Premises accompanied by a representative of Tenant. In an emergency situation, Landlord shall have the right to enter the Premises as required and Tenant shall reimburse Landlord for any costs incurred with such entry. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.  Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part thereof, other than as herein elsewhere expressly provided.  Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, stairs, toilets, elevators, or other public parts of the Building, and to change the name by which the Building is commonly known and/or its mailing address.

30.           Estoppel Certificates.  Tenant agrees, at any time and from time to time, upon not less than ten (10) days’ prior request by Landlord to execute, acknowledge and deliver to Landlord an estoppel certificate substantially in the form attached hereto as Exhibit “D” or such other reasonable form requested by Landlord which certifies that this Lease is unmodified and in full force (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates through which the rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease.

31.           Subordination.  Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any mortgages, overleases, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Property or any part thereof.  Tenant shall, at any time hereafter, within ten (10) days after request from Landlord, execute a Subordination, Non-Disturbance Agreement substantially in the form of Exhibit “E” attached hereto and made a part hereof or any instruments or leases or other documents that may be required by any mortgage or mortgagee or overlandlord (herein a “Mortgagee”) for the purpose of subjecting or subordinating this Lease and the tenancy created hereunder to the lien of any such mortgage or mortgages or underlying lease, and the failure of Tenant to execute any such instruments, releases or documents shall constitute a default hereunder.

32.           Attornment.  Tenant agrees that upon any termination of Landlord’s interest in the Premises, Tenant shall, upon request, attorn to the person or organization then holding title to the reversion of the Premises (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all of the rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that if in connection with such attornment Tenant shall so request from such Successor in writing, such Successor shall execute and deliver to Tenant an instrument wherein such Successor agrees that as long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenant’s part to be performed, Tenant’s possession under the provisions of this Lease shall not be disturbed by such Successor. In the event that the Mortgagee succeeds to the interest of Landlord hereunder and is advised by its counsel that all or any portion of the Base Rent or additional rent payable by Tenant hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, Mortgagee, as Landlord, shall have the right at any time, from time to time, to notify Tenant in writing of the required changes to the Lease. Tenant shall execute all documents necessary to effect any such amendment within ten (10) days after written request from Mortgagee, as landlord, provided that in no event shall such amendment increase Tenant’s payment obligations or other liability under this Lease or reduce Landlord’s obligations hereunder.

33.           Notices.  All notices and other communications to be made hereunder shall be in writing and shall be delivered to the addresses set forth below by any of the following means: (a) personal service or receipted courier service; (b) telecopying (if confirmed in writing sent by the methods specified in clauses (a), (c) or (d) of this Section), (c) registered or certified first class mail, return receipt requested, or (d) nationally-recognized overnight delivery service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail and/or if sent pursuant to subsection (d) shall be deemed received the next succeeding business day following deposit with such nationally recognized overnight delivery service.

If to Landlord (prior to 7/17/06):

                                                COLUMBIA GATEWAY S-28, L.L.C.

                c/o Corporate Office Properties, L.P.

                8815 Centre Park Drive, Suite 400

                Columbia, Maryland 21045

                Attn: General Counsel

                Telecopier: 410-740—1174

If to Landlord (after 7/17/06):

                                                COLUMBIA GATEWAY S-28, L.L.C.

                c/o Corporate Office Properties, L.P.

                6711 Columbia Gateway Drive, Suite 300

                Columbia, Maryland 21046

                Attn: General Counsel

If to Tenant:                              At the Premises and to Tenant’s Notice Address.

Any party may designate a change of address by written notice to the above parties, given at least ten (10) days before such change of address is to become effective.

34.           Intentionally Left Blank.

35.           Tenant’s Improvements.

Except as otherwise provided in this Lease, Tenant accepts the Premises in “as is” condition as of the date of this Lease and Landlord shall not be required to make any improvements to the Premises.  All work to be performed by Tenant shall be referred to as “Tenant’s Work.” Tenant will perform, or cause to be performed, all the construction work required to build out new office, laboratory, and clean room space in the Premises, subject to the allowance provisions set forth herein, additional Tenant monies, and in conformance with Tenant’s to-be-completed plans for Tenant’s Work. Tenant shall obtain Landlord’s prior written approval of the plans for Tenant’s Work, such approval not to be unreasonably withheld, conditioned or delayed. Tenant and/or its agents and subcontractors will be solely responsible to coordinate and perform the Tenant’s Work. All such Tenant’s Work shall be performed by a to be selected general contractor, as selected by Tenant, subject to the reasonable approval of Landlord, (“General Contractor”) based on a to-be-determined competitive bid format or on a negotiated basis, with either as elected by Tenant in its sole discretion.

Tenant shall ensure that all Tenant’s Work is performed in a good and workman-like manner and in full compliance with all applicable governmental regulations and to current industry standards. With respect to the Premises, Landlord and/or Landlord’s consultants shall have the right to review, monitor, and approve all plans and materials involved in the Tenant’s Work throughout the entire construction process, provided that Landlord and/or Landlord’s consultants do not cause delays in Tenant’s construction schedule. Tenant or its designees shall obtain all permits, certificates and other governmental approvals from all governmental entities having jurisdiction which are necessary for the completion of the Tenant’s Work.  Landlord shall have the right to charge Tenant a construction management/oversight fee, which fee shall not exceed the actual and reasonable costs incurred by Landlord for reviewing Tenant’s plans and specifications and inspecting the construction in the ordinary course of work.

Provided Tenant waives its termination rights pursuant to Section 55 of this Lease, Landlord grants Tenant the Allowance to reimburse Tenant for a portion of the costs relating to the Tenant’s Work. The Allowance shall be disbursed as follows:

(a)           Fifty percent (50%) of the Allowance shall be paid by Landlord to Tenant upon completion of fifty percent (50%) of Tenant’s Work, to reimburse Tenant for amounts actually paid by Tenant in connection therewith to Tenant’s vendors, suppliers or contractors, provided that Landlord shall have received (i) a certificate signed by Tenant and Tenant’s architect setting forth (a) that the sum then requested was paid by Tenant to contractors, subcontractors, materialmen, engineers and other persons who have rendered services or furnished materials in connection with work on the Tenant Work, (b) a complete description of such services and materials and the amounts paid or to be paid to each of such persons in respect thereof, and (c)

that the work described in the certificate has been completed substantially in accordance with the approved plans and specifications and (ii) paid receipts or such other proof of payment as Landlord shall reasonably require for all such work completed. Landlord shall reimburse Tenant within thirty (30) days after Landlord’s receipt of a written request for reimbursement from Tenant and shall debit the Allowance therefor.

(b)           The portion of Allowance not advanced pursuant to subsection (a) above shall be paid by Landlord to Tenant upon completion of the Tenant’s Work, to reimburse Tenant for amounts actually paid by Tenant in connection therewith to Tenant’s vendors, suppliers or contractors, provided that Landlord shall have received (i) a certificate in accordance with the requirements of subsection (a) above, accompanied by lien waivers satisfactory to Landlord executed by any contractors or subcontractors for whose labor or material Tenant has previously been reimbursed pursuant to subsection (a) above, (ii) paid receipts or such other proof of payment as Landlord shall reasonably require evidencing that final payment has been made for all materials and labor furnished in connection with the Tenant Work, and (iii) a copy of a final unconditional certificate of occupancy evidencing that Tenant may commence occupancy of the Premises for all purposes set forth in this Lease.

The Allowance shall be used exclusively for the design and completion of the Tenant’s Work made within the entire Premises of the building. In no event shall less than 90% of the Tenant Improvement Allowance be spent on Tenant’s Work within the Building. The remainder of the Allowance may be further used for: a.) all customary hard and soft construction costs, b.) telecommunications equipment and installation, c.) building signage, manufacturing, and installation, d.) other specialty trade fixtures and equipment, including suite premises security, cabling, and wiring e.) legal fees and consultant fees, and f.) moving costs.

36.           Quiet Enjoyment.  Tenant, upon the payment of rent and the performance of all the terms of this Lease, shall at all times during the Term peaceably and quietly enjoy the Premises without any disturbance from Landlord or any other person claiming through Landlord.

37.           Vacation of Premises.  Tenant shall vacate the Premises at the end of the Term.  If Tenant fails to vacate at such time there shall be payable to Landlord an amount equal to one hundred fifty percent (150%) of the monthly Base Rent stated in Section 1.1.6 paid immediately prior to the holding over period for each month or part of a month that Tenant holds over, plus all other payments provided for herein, and the payment and acceptance of such payments shall not constitute an extension or renewal of this Lease.  In event of any such holdover, Landlord shall also be entitled to all remedies provided by law for the speedy eviction of tenants, and to the payment of all attorneys’ fees and expenses incurred in connection therewith.

38.           Members’ Liability.  It is understood that Landlord is a Maryland limited liability company. All obligations of the Landlord hereunder are limited to the net assets of the Landlord from time to time.  No member of Landlord, or of any successor partnership, whether now or hereafter a member, shall have any personal responsibility or liability for the obligations of Landlord hereunder.

39.           Separability.  If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

40.           Indemnification. Tenant shall indemnify and hold harmless Landlord and all of its and their respective partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with:

                (i)            the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises;

                (ii)           any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors;

                (iii)          any accident, injury or damage whatever occurring in, at or upon the Premises; and

                (iv)          any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease;

together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses; provided, however Tenant’s obligations under this Section 40 shall not apply to any liability, loss, cost or expense arising from Landlord’s gross negligence of willful misconduct.

                In case any action or proceeding is brought against Landlord and/or any of its and their respective partners, directors, officers, agents or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to this Section 40, Tenant, upon notice from Landlord shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligations of Tenant under this Section shall survive termination of this Lease.

41.           Captions.  All headings anywhere contained in this Lease are intended for convenience or reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

42.           Brokers.  Tenant represents that Tenant has dealt directly with, only with, the Broker as broker in connection with this Lease, and Tenant warrants that no other broker negotiated this Lease or is entitled to any commissions in connection with this Lease. Landlord shall pay the Broker pursuant to the terms of a separate written agreement by and between Landlord and Broker.

43.           Recordation.  Tenant covenants that it shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion, record this Lease or any memorandum of this Lease or offer this Lease or any memorandum of this Lease for recordation.  If at any time Landlord or any mortgagee of Landlord’s interest in the Premises shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Landlord’s expense.  If at any time Tenant shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Tenant’s expense.  If the recordation of this Lease or any memorandum of this Lease shall be required by any valid governmental order, or if any government authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both transfer taxes and documentary stamp taxes on this Lease or any memorandum of this Lease, Tenant shall execute such acknowledgments as may be necessary to effect such recordations and pay, upon request of Landlord, one half of all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with this Lease or any memorandum of this Lease or such recordation.

44.           Successors and Assigns.  The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, personal representatives, successors and assigns (subject, however, to the terms of Section 20 hereof).

45.           Integration of Agreements.  This writing is intended by the Parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the Parties are incorporated.  No course of prior dealings between the Parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the Parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease.  Other than as specifically set forth in this Lease, no representations, understandings, or agreements have been made or relied upon in the making of this Lease.

46.           Hazardous Material; Indemnity. Tenant further agrees to the following:

                46.1         As used in this Lease, the following terms shall have the following meanings:

                46.1.1      “Environmental Laws” shall mean all federal, state or local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, agreements, ordinances, administrative or judicial rulings or similar items relating to the protection of the environment or the protection of human health, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases or Threats of Releases (as defined below) of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to storage tanks.

                46.1.2      “Hazardous Materials” shall mean (i) any substance, gas, material or chemical which is defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” under any federal, state or local statute, law, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9061 et seq. (“CERCLA”); the Hazardous Materials Transportation Act, as amended 49 U.S.C. §§ 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901, et seq.; (ii) radon gas in excess of four (4) picocuries per liter, friable asbestos, urea formaldehyde foam insulation, petroleum products, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; and (iii) any other substance, gas, material or chemical, exposure to or release of which is prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Premises, the Building or the Property.

                46.1.3      “Hazardous Materials Inventory” shall mean a comprehensive inventory of all Hazardous Materials used, generated, stored, treated or disposed of by Tenant at the Premises.

                46.1.4      “Losses” shall mean all claims, liabilities, obligations, losses (including, without limitation, diminution in the value of the Premises, the Building, or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building and/or the Property, damages arising from any adverse impact on marketing of space), damages, penalties, fees, actions, judgments, lawsuits, costs, expenses, disbursements, orders or decrees, including, without limitation, attorneys’ and consultants’ fees and expenses.

                46.1.5      “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

                46.1.6      “Threat of Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

                46.2         Tenant shall not generate, use, manufacture, recycle, handle, store, place, transport, treat, discharge or dispose of any Hazardous Materials at, on, in or near the Premises, the Building or the Property or cause any of the foregoing to occur at, on, in, or near the Premises, the Building or the Property, except in compliance with all applicable Environmental Laws in connection with Tenant’s use or occupancy of the Premises and the Building, and promptly shall take all remedial action, at Tenant’s sole cost and expense, but with Landlord’s prior approval, necessary or desirable to remedy, clean-up and remove the presence of any Hazardous Materials resulting from Tenant’s failure to comply with Environmental Laws. Notwithstanding the foregoing, Tenant shall not be deemed to be prohibited from using products containing Hazardous Materials so long as such products are commonly found in an office environment and are handled, stored, used and disposed of in compliance with all Environmental Laws. In addition, Tenant shall (i) obtain, maintain in full force and effect, and comply with, all permits required under Environmental Laws; (ii) comply with all record keeping and reporting requirements imposed by Environmental Laws concerning the use, handling, treatment, storage, disposal or release of Hazardous Materials on the Premises, the Building and the Property; (iii) report to Landlord any release or discharge of Hazardous Materials within two (2) business days of such discharge or release; (iv) provide to Landlord copies of all written reports concerning such discharge of Hazardous Materials that are required to be filed with governmental or quasi-governmental entities under Environmental Laws; (vi) maintain and annually update a Hazardous Materials inventory with respect to Hazardous Materials used, generated, treated, stored or disposed of at the Premises, the Building and the Property; and (vii) make available to Landlord for inspection and copying, at Landlord’s expense, upon reasonable notice and at reasonable times, such Hazardous Materials inventory and any other reports, inventories or other records required to be kept under Environmental Laws concerning the use, generation, treatment, storage, disposal or release of Hazardous Materials.

                46.3         Without limitation on any other indemnities by or obligations of Tenant to Landlord under this Lease or otherwise, Tenant hereby covenants and agrees to indemnify, defend and hold harmless Landlord from and against any Losses incurred by Landlord as a result of Tenant’s breach of any representation, covenant or warranty hereof; or as a result of any claim, demand, liability, obligation, right or cause of action, including, but not limited to governmental action or other third party action (collectively, “Claims”), that is asserted against Landlord, the Premises, the Building or the Property as a result of or which arises directly or indirectly, in whole or in part, out of the Release, Threat of Release, discharge, deposit, presence, treatment, transport, handling or disposal of any Hazardous Materials at, on, under, in, about, or from the Premises, the Building or the Property attributable to or arising out of the operations or activities or presence of Tenant or any assignee, sublessee, agent or representative of Tenant at or about the Premises, the Building or the Property. This indemnification of Landlord and its Mortgagee(s) by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building. Notwithstanding the foregoing, Tenant’s indemnification in this Section 46.3 shall not apply to any actions by Landlord on or about the Premises, the Building or the Property.

                46.4         The indemnities, warranties and covenants contained in this Article shall survive termination of this Lease.

47.           Americans With Disabilities Act. Notwithstanding any other provisions contained in this Lease and with the purpose of superseding any such provisions herein that might be construed to the contrary, it is the intent of Landlord and Tenant that at all times while this Lease shall be in effect that the following provisions shall be deemed their specific agreement as to how the responsibility for compliance (and cost) with the Americans With Disabilities Act and amendments to same (“ADA”), both as to the Premises and the Property, shall be allocated between them, namely:

                47.1         To the best of Landlord’s knowledge, Landlord represents that the Building and the land on which the Premises are situated are in material compliance with the ADA. Tenant shall bear any and all costs associated with assuring the continual compliance with the ADA.

                47.5         Modifications, alterations and/or other changes required to and within the Premises (after the initial construction of same) in order to comply with the ADA, whether capital in nature or non-capital in nature, shall be the responsibility of Tenant and at its cost and expense; unless the changes are structural in nature and result from the original design of the Building or any condition therein prior to the commencement date of the Broadwing Sublease, in which instance they shall be the responsibility of Landlord and at its cost and expense.

                Each party hereto shall indemnify and hold harmless the other party from any and all liability, loss, cost or expense arising as a result of a party not fulfilling its obligations as to compliance with the ADA as set forth in this Section.

48.           Several Liability. If Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

49.           Financial Statements. Tenant represents and warrants to Landlord that the financial statements heretofore delivered by Tenant to Landlord are true, correct and complete in all respects, have been prepared in accordance with generally accepted accounting principles, and fairly represent the financial condition of Tenant as of the date thereof, and that no material change has thereafter occurred in the financial conditions reflected therein. Within fifteen (15) days after request from Landlord, Tenant agrees to deliver to Landlord such future financial statements and other information as Landlord from time to time may reasonably request.

50.           Definition of “Day” and “Days” . As used in the Lease, the terms “day” and “days” shall refer to calendar days unless specified to the contrary; provided, however, that if the deadline established for either party’s performance hereunder occurs on a Saturday, Sunday or banking holiday in the State of Maryland, the date of performance shall be extended to the next occurring business day.

51.           Tenant’s Anti-Terrorism Representation. Tenant hereby represents and warrants that neither Tenant, nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Tenant) is or will be an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”);      (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) — (v) above are herein referred to as a “Prohibited Person”).

                Neither Tenant, nor any of their respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Tenant) shall (a) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Tenant agrees to indemnify and hold Landlord harmless from and against all claims, lawsuits, costs (including reasonable counsel fees), losses, damages and liabilities that arise out of or relate to Landlord’s engagement in any activity associated with either (a) or (b) set forth above. If Tenant violates the provisions of this Section, such violation shall be considered an immediate Event of Default and Landlord shall not be required to grant Tenant any cure period prior to exercising its rights under this Lease, including, without limitation, termination of the Lease.

52.           Exterior Signage. Tenant, at Tenant’s expense, shall have the right to install an exterior back-lighted sign or back-lighted logo on the top ribbon of the Building and a monument sign at the entrance to the Building, provided that (i) there is no Event of Default outstanding at anytime, (ii) Tenant obtains Landlord’s prior written approval, such approval not to be unreasonably withheld, with regard to the size, location, and method of installation of the signage, (iii) the Lease has not been amended to reduce the area of the Premises, and (iv) Tenant remains open for business in the Premises. Tenant, at Tenant’s expense, shall maintain the signage, and obtain all required permits from any governmental authorities. At the expiration or sooner termination of this Lease, Tenant shall remove the exterior signage on the Building and restore the Building’s surface to that condition which existed immediately prior to the installation of the signage. In addition, if, after installation of the signage, any of the conditions set forth in subsections (i) through (iv) inclusive of the first sentence of this paragraph are not satisfied, Tenant, at Tenant’s expense, shall remove the signage upon fifteen (15) days’ advance written notice from Landlord and restore the Building’s surface to that condition which existed immediately prior to the installation of the signage.

53.           Telecommunications Equipment. Tenant shall have the non-exclusive right to enter upon and utilize the roof of the Building for the purposes of installing, maintaining and repairing any equipment or utilities required in its operation of its business in the Premises; provided that (i) such equipment is used solely in connection with Tenant’s business in the Premises and is not available for use by third-parties, (ii) Tenant submits to Landlord for Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, the desired location on the roof to install the equipment and the make, model and specifications of the equipment, (iii) Tenant, at Tenant’s expense, shall install, maintain and remove the equipment  in coordination with Landlord’s rooftop consultant; provided, however, that Landlord, at Tenant’s expense, shall have the right, but not the obligation, to install, maintain and/or remove the equipment, and (iv) Tenant shall indemnify and hold Landlord, its successors, assigns, agents, licensees and invitees harmless from any and all damages, costs, claims, expenses, actions (including reasonable attorneys’ fees) in connection with the equipment, unless resulting form Landlord’s negligence. Upon the expiration or sooner termination of the Term, Tenant shall be responsible for removing the equipment from the roof and for any costs to repair the damage to the roofing system resulting from such removal.

54.           Parking. During the Term, Landlord, for no additional charge, shall provide Tenant parking spaces at a ratio of 4 parking spaces per 1,000 rentable square feet in the Premises.

55.           Tenant’s Termination Right Tenant shall have the right to terminate this Lease on or be fore that date which is six (6) months after the date of this Lease by delivering written notice to Landlord, together with payment of a termination fee in the amount of $130,000.00 (the “Termination Fee”). Upon receipt of Tenant’s notice and the Termination Fee, Landlord shall return the initial Letter of Credit to Tenant.

                IN WITNESS WHEREOF, Landlord and Tenant have respectively affixed their hands and seals to this Lease as of the day and year first above written.

WITNESS OR ATTEST:	LANDLORD:
COLUMBIA GATEWAY S-28, L.L.C.

	By:		(SEAL)
Name: Roger A. Waesche, Jr.
Title: Executive Vice President

WITNESS OR ATTEST:
TENANT:
OSIRIS THERAPEUTICS, INC.
	By:		(SEAL)
Name:
Title:

STATE OF MARYLAND,                           , TO WIT:

                I HEREBY CERTIFY, that on this    day of           , 2006, before me, the undersigned Notary Public of the State, personally appeared ROGER A. WAESCHE, JR., who acknowledged himself to be the Executive Vice President of COLUMBIA GATEWAY S-28, L.L.C., a Maryland limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same on behalf of the corporation for the purposes therein contained as the duly authorized Executive Vice President of the corporation by signing the name of the corporation by himself as such Executive Vice President.

                WITNESS my hand and Notarial Seal.

Notary Public

My Commission Expires:

STATE OF MARYLAND,              , TO WIT:

                I HEREBY CERTIFY, that on this    day of          , 2006, before me, the undersigned Notary Public of the State, personally appeared               , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the       of OSIRIS THERAPEUTICS, INC. a _________ corporation, and that he/she, as such         , being authorized so to do, executed the foregoing instrument on behalf of the Corporation by himself/herself as such                        .

                WITNESS my hand and Notarial Seal.

Notary Public

My Commission Expires:

EXHIBIT “A”

to Agreement of Lease by and between

COLUMBIA GATEWAY S-28, L.L.C., Landlord

and OSIRIS THERAPEUTICS, INC., Tenant

FLOOR PLAN

[TO BE ATTACHED]

EXHIBIT “B”

to Agreement of Lease by and between

COLUMBIA GATEWAY S-28, L.L.C., Landlord

and OSIRIS THERAPEUTICS, INC., Tenant

RULES AND REGULATIONS

                The following Rules and Regulations shall apply at such time as the Building becomes a multi-tenant Building.

                To the extent that any of the following Rules and Regulations, or any Rules and Regulations subsequently enacted conflict with the provisions of the Lease, the provisions of the Lease shall control.

                1.  Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators, the Premises, the Building or the Common Areas except in the exterior areas specifically designated by Landlord; throw substances of any kind out of the windows or doors, or down the passages of the Building, in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

                2.  Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them.  Waste and excessive or unusual use of electricity or water is prohibited.

                3.  Tenant shall not (i) obstruct the windows, doors, partitions and lights that reflect or admit light into the halls or other places in the Building, or (ii) inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord which shall not be unreasonably withheld.  If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

                4.  No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld.

                5.  When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires shall be allowed, except with the prior written consent of Landlord which shall not be unreasonably withheld, and shall be done only by contractors approved by Landlord.  The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord’s approval.  No tenants shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

                6.  No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord.  Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant.  Tenant, its agents and employees, shall not have any duplicate keys made and shall not change any locks.  All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of any loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

                7.  Tenant shall not employ any person or persons other than Landlord’s janitors for the purpose of cleaning the Premises, without prior written consent of Landlord which shall not be unreasonably withheld.  Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

                8.  No bicycles, vehicles or animals of any kind (other than animals to assist the disabled) shall be brought into or kept in or about the Premises.

                9.  Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.  Tenant shall not permit any portion of the Premises to be used for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop.

                10.  No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld.  Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

                11.  Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

                12.  There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

                13.  Tenant, before closing and leaving its Premises, shall ensure that all entrance doors to same are locked.

                14.  Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

                15.  Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

(a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

(c) the right to install and maintain a sign or signs on the exterior of the Building;

                (d) the exclusive right to use or dispose of the use of the roof of the Building;

                (e) the non-exclusive right to use the area above the ceiling of the Premises for the purpose of installing and maintaining telecommunications, water lines, utility lines, other conduit, sprinklers, drainlines, ductwork and HVAC connections and any other equipment necessary to provide services to any area in the Building;

(f) the right to limit the space on the directory of the Building to be allotted to Tenant; and

(g) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

                16.  As used herein the term “Premises” shall mean and refer to the “Premises” as defined in Section 1 of the Lease.

                17. Tenant shall not operate space heaters or other heating or ventilating equipment without the express prior written consent of Landlord in each instance first obtained. Tenant shall not install or operate any electrical equipment, appliances or lighting fixtures in the Premises which are not listed and labeled by Underwriter’s Laboratories or other testing organization acceptable to Landlord.

EXHIBIT “C”

to Agreement of Lease by and between

COLUMBIA GATEWAY S-28, L.L.C., Landlord

and OSIRIS THERAPEUTICS, INC., tenant

[Intentionally deleted]

EXHIBIT “D”

to Agreement of Lease by and between

COLUMBIA GATEWAY S-28, L.L.C., Landlord

and OSIRIS THERAPEUTICS, INC., Tenant

ESTOPPEL CERTIFICATE

                                                                                                                                                                                                                                                Date

[INSERT LENDER]	Corporate Office Properties, L.P.
c/o 8815 Centre Park Drive
Suite 400
Columbia, Maryland 21045
Attn: General Counsel

                             RE:

Ladies and Gentlemen:

                It is our understanding that [INSERT LENDER] has placed a mortgage on the subject premises and that both COPLP and [INSERT LENDER] have required this Certificate of the undersigned to be executed as a condition precedent to the transaction proceeding.

                The undersigned, as tenant, under that certain Lease dated ________________, made with COLUMBIA GATEWAY S-28, L.L.C., as Landlord, hereby ratifies the Lease and certifies that:

a.                                       the “Commencement Date” of the Lease is ____________________ ; and

b.                                      the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business in the Premises;

c.                                       the operation and use of the Premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment, other than to the extent necessary to conduct its ordinary course of business in the Premises and in accordance with all applicable environmental laws, and that the Premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

d.                                      the current base rental payable pursuant to the terms of the Lease is $__________ per annum;

e.                                       the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated _________), and neither party thereto is in default thereunder; and

f.                                         the Lease described above represents the entire agreement between the parties as to the leasing of the Premises; and

g.                                      the current term of the Lease expires on ____________ ; and

h.                                      all conditions under the Lease to be performed by the Landlord have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any; and

i.                                          all required contributions by Landlord to tenant on account of tenant’s improvements have been received; and

D-1

j.                                          on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of the Lease by the Landlord; and

k.                                       no rental has been paid in advance and no security (except the security deposit in the amount of $__________) has been deposited with Landlord; and

l.                                          tenant’s floor area is _____________ rentable square feet; and

m.                                    the most recent payment of current basic rental was for the payment due on _______________ , 20___ , and all basic rental and additional rental payable pursuant to the terms of the Lease have been paid up to such date; and

n.                                      the undersigned acknowledges notice that Landlord’s interest under the Lease and the rent and all other sums due thereunder have been assigned to [INSERT LENDER] as part of the security for a mortgage loan by [INSERT LENDER] to COPLP. In the event [INSERT LENDER], as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the Lease to [INSERT LENDER], tenant agrees that it shall pay its rent and all such other sums to lender.

Very truly yours,
OSIRIS THERAPEUTICS, INC.
(Tenant)
By:
Its:

D-2

EXHIBIT “E”

to Agreement of Lease by and between

COLUMBIA GATEWAY S-28, L.L.C., Landlord

and OSIRIS THERAPEUTICS, INC., Tenant

FORM OF

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This instrument was prepared by and upon recordation should be returned to:

SUBORDINATION, NON-DISTURBANCE & ATTORNMENT AGREEMENT

                THIS SUBORDINATION, NON-DISTURBANCE & ATTORNMENT AGREEMENT (“Agreement”) made and entered into this ______ day of ______________, 2003, by and among COLUMBIA GATEWAY S-28, L.L.C., a ____________________________, whose mailing address is c/o 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045 (the “Landlord”), OSIRIS THERAPEUTICS, INC., a ________________________, whose mailing address is _____________________________________________ (the ATenant@), and STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, whose mailing address is One State Farm Plaza, Bloomington, Illinois 61710-0001 (“State Farm”);

WITNESSETH:

                WHEREAS, on even date herewith, Tenant has entered into a Sublease of the Premises with the existing tenant, Broadwing Corporation, pursuant to which Tenant shall be a subtenant through May 31, 2009 (the “Sublease”);

                WHEREAS, as a condition to entering into the Sublease, Tenant has requested for State Farm to grant Tenant the same rights during its period of subtenancy as it is willing to do during its direct tenancy;

                WHEREAS, Landlord and Tenant have heretofore entered into a certain lease (the “Prime Lease”) dated _________________, 2006, with respect to and governing the terms of Tenant’s use and occupancy of all or a portion of certain real estate and improvements legally described on Exhibit A attached hereto and made a part hereof (the “Premises”); and

                WHEREAS, as used herein, the term “Lease” shall refer collectively to the Sublease and the Prime Lease;

                WHEREAS, State Farm, as a condition to making a loan to Landlord in the principal amount of $27,750,000.00 (the “Loan”), which is secured by a Mortgage and Security Agreement executed by Landlord to and in favor of State Farm (the “Mortgage”) constituting a first lien upon and encumbering the Premises, and further secured by an Assignment of Rents and Leases executed by Landlord to and in favor of State Farm (the “Assignment of Rents and Leases”) assigning to State Farm all leases of and all rents derived from the Premises, has required the execution of this Agreement.

                NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and to induce State Farm to make said Loan and to accept said Mortgage upon said Premises as security for the Loan and in consideration of the sum of One Dollar ($1.00) by each of the parties hereto paid to the other, receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant, stipulate and agree as follows:

                1.             The Lease, and any and all modifications thereof and amendments thereto, all of Tenant’s rights thereunder and Tenant’s leasehold interest and estate in the Premises shall be and are hereby made junior, inferior, subordinate and subject in all respects to the lien and encumbrance of the Mortgage on the Premises and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage, to the full extent of the principal sum secured thereby, all interest thereon and all other sums due or hereafter becoming due thereunder

                2.             Tenant agrees that it shall promptly deliver or mail to State Farm a copy of each written notice given by Tenant to Landlord of a default by the Landlord under the Lease. Tenant further agrees that if, within the time provided in the Lease to cure defaults thereunder, State Farm, at its option, shall elect to perform or cause to be performed the obligations with respect to which Landlord is in default under the Lease, as specified in such written notice, any right of Tenant to terminate the Lease by reason or on account of such default of Landlord shall cease and be null and void.

                3.             Tenant is advised and hereby acknowledges that the Mortgage, Assignment of Rents and Leases and other documents which evidence and secure the Loan (collectively the “Loan Documents”) grant and provide to State Farm the right to collect rents and other sums payable under the Lease (collectively, the “Rents”) directly from Tenant upon the occurrence of an Event of Default by Landlord under the Loan Documents; Landlord and Tenant hereby agree that upon Tenant’s receipt from State Farm of written notice of the occurrence of any Event of Default by Landlord under the Loan Documents, Tenant shall thereafter pay all Rents directly to State Farm (or as State Farm shall direct).

                4.             State Farm agrees that in the event it should become necessary for State Farm to foreclose the Mortgage, and provided that Tenant is not in default of its obligations under the Lease, Tenant shall be entitled to continue in possession of the Premises undisturbed. State Farm further agrees that unless required by law, State Farm will not join Tenant as a defendant in any such foreclosure proceedings, and if such joinder is required by law, State Farm will not seek to terminate the Lease or Tenant’s possession of the Premises.

                5.             It is further agreed that in the event State Farm should succeed to the interest of the Landlord under the Lease, State Farm agrees to be bound to the Tenant under the Lease. The Tenant agrees from and after such event to attorn to State Farm. From the date of acquisition, Tenant shall have the same rights and remedies against and obligations to State Farm that Tenant has against and to the prior Landlord for any default that is in existence and continues beyond the date of acquisition, as if the default occurred on the date of State Farm=s acquisition. However, State Farm shall not be:

(a)                                                                                  liable for the consequences of any act or omission of the prior Landlord that occurred prior to State Farm’s acquisition;

(b)                                                                                 subject to any offsets or defenses which the Tenant might have against the prior Landlord, for acts, omissions, or defaults which occurred prior to State Farm=s acquisition;

(c)                                                                                  bound by any rent or additional rent which the Tenant might have paid in advance for more than one month;

(d)                                                                               bound by any amendment or modification of the Lease made after the date of this Agreement without State Farm’s prior written consent; or

(e)                                                                                  liable for any security deposit, unless actually received by State Farm from the prior Landlord.

                6.             Tenant agrees that notwithstanding anything to the contrary contained in this Agreement, in the Lease or in any other instrument, any interest of the Tenant in or under any option to purchase or right of first refusal of, or with respect to all or any part of the Premises is hereby specifically subordinated to the rights of State Farm under the Mortgage and other Loan

Documents and such option to purchase or right of the first refusal shall not be binding upon State Farm, its successors and assigns.

                7.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and shall also bind and benefit the heirs, legal representatives, successors and assigns of the respective parties hereto, and all covenants, conditions and agreements herein contained shall be construed as running with the title to the land comprising the Premises.

                8.             Landlord and Tenant hereby waive to the fullest extent permitted by applicable law, the right to trial by jury in any action, proceeding or counterclaim filed by any party, whether in contract, tort or otherwise relating directly or indirectly to this Agreement or any acts or omissions of the Landlord and Tenant in connection therewith or contemplated thereby.

                IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

WITNESS:	COLUMBIA GATEWAY S-28, L.L.C.

	By:	Name:
Title:

WITNESS:	OSIRIS THERAPEUTICS, INC.

	By:	Name:
Title:

WITNESS:	STATE FARM LIFE INSURANCE
COMPANY,
an Illinois corporation

By:
Its:

Address:

One State Farm Plaza
Bloomington, Illinois 61710-0001
Corporate Law-Investments E-8
Attn: (Name of Attorney)

STATE OF MARYLAND,                 , TO WIT:

                I HEREBY CERTIFY, that on this    day of           , 2006, before me, the undersigned Notary Public of the State, personally appeared ROGER A. WAESCHE, JR., who acknowledged himself to be the Executive Vice-President of COLUMBIA GATEWAY S-28, L.L.C., a Maryland limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same on behalf of the corporation for the purposes therein contained as the duly authorized Executive Vice President of the corporation by signing the name of the corporation by himself as such Executive Vice President.

                WITNESS my hand and Notarial Seal.

                                                Notary Public

My Commission Expires:

STATE OF                                , COUNTY OF                    , TO WIT:

                I HEREBY CERTIFY, that on this      day of               , 2006, before me, the undersigned Notary Public of the State, personally appeared                 , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the                                     of OSIRIS THERAPEUTICS, INC., a                            , and that he/she, as such               , being authorized so to do, executed the foregoing instrument on behalf of the limited liability company by himself/herself as such                                        .

                WITNESS my hand and Notarial Seal.

                                                Notary Public

My Commission Expires:

STATE OF                                      , COUNTY OF               , TO WIT:

                I HEREBY CERTIFY, that on this    day of                , 2006, before me, the undersigned Notary Public of the State, personally appeared               , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the                of STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, and that he/she, as such               , being authorized so to do, executed the foregoing instrument on behalf of the corporation by himself/herself as such                            .

                WITNESS my hand and Notarial Seal.

                                                Notary Public

My Commission Expires:

EXHIBIT “F”

to Agreement of Lease by and between

COLUMBIA GATEWAY S-28, L.L.C., Landlord

and OSIRIS THERAPEUTICS, INC., Tenant

FORM OF COMMENCEMENT DATE AGREEMENT

COMMENCEMENT DATE AGREEMENT

                THIS COMMENCEMENT DATE AGREEMENT is made this              day of                 , 2006, between COLUMBIA GATEWAY S-28, L.L.C. (“Landlord”) and OSIRIS THERAPEUTICS, INC. (“Tenant”).

                Landlord and Tenant have entered into a certain Agreement of Lease (the “Lease”) dated             , 2006 demising certain space consisting of              rentable square feet in the in the building located at and having an address of                          (the “Building”). All of the capitalized terms herein shall have the same respective definitions as set forth in the Lease.

                Pursuant to the provisions of Article 3 of the Lease, Landlord and Tenant, intending to be legally bound hereby, acknowledge and agree that the Commencement Date shall be the              day of             , 2006, and that the term of the Lease shall end on the              day of             , 20  , at 11:59 p.m., unless sooner terminated or extended, as provided in the Lease. As supplemented hereby, the Lease shall continue in full force and effect.

                IN WITNESS WHEREOF, the parties hereto have duly executed this Commencement Date Agreement on this              day of             , 2006.

WITNESS OR ATTEST:	LANDLORD:
COLUMBIA GATEWAY S-28, L.L.C.

	By:		(SEAL)
Name: Roger A. Waesche, Jr.
Title: Executive Vice President

WITNESS OR ATTEST:	TENANT:
OSIRIS THERAPEUTICS, INC.

	By:		(SEAL)
Name:
Title: